UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

mPHASE TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9841 Washingtonian Boulevard, #200

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2021 (the “Effective Date”), mPhase Technologies, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with two accredited investors (the “Investors”), pursuant to which the Company sold to the Investors 15% OID convertible promissory notes with an aggregate principal amount of $2,264,706 (the “Notes”) and warrants (the “Warrants”) to purchase up to 11,323,530 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for proceeds of $1,925,000 (the “Purchase Price”). The Purchase Price was funded on May 5, 2021.

If the Company files a Registration Statement on Form S-1 for the sale of shares of its Common Stock in conjunction with an application to list the Company’s Common Stock on a national securities exchange, the Investors will be obligated to purchase under the SPA, within three (3) business days, on a pro rata basis, additional promissory notes in the aggregate principal amount of $735,294 and warrants to purchase up to 3,676,471 shares of the Company’s common stock, for proceeds of $625,001.

The Notes mature on May 5, 2022, bear interest at the rate of 5% per annum and are convertible at any time upon the option of the Investors into shares of Common Stock at a conversion price equal to $0.20 per share. The Company has the right to prepay all or any portion of the outstanding balance of the Notes in an amount equal to 115% or 120%, depending on whether such repayment is made before November 5, 2021 or after November 5, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid.

The Warrants are exercisable at a purchase price of $0.20 per share at any time on or prior to May 5, 2025, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act of 1933, as amended (the “Securities Act”).

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, the Notes and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Notes and the Warrants, the forms of which are attached as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Notes, the Warrants and any shares of common stock issuable upon conversion of the Notes or exercise of the Warrants will be, issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Investors had represented that they are an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Notes and the Warrants and the shares issuable upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form 15% OID Convertible Promissory Note
4.2	Form Warrant
10.1	Form Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated:	May 11, 2021	By:	/s/ Anshu Bhatnagar
Anshu Bhatnagar Chief Executive Officer